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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 11, 2006


                              H. J. HEINZ COMPANY
             (Exact name of registrant as specified in its charter)


      Pennsylvania                   1-3385                   25-0542520
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

     600 Grant Street, Pittsburgh,                            15219
              Pennsylvania                                  (Zip Code)
(Address of principal executive offices)


                                  412-456-5700
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ANNUAL NON-EMPLOYEE DIRECTOR COMPENSATION

On January 11, 2006, the Board of Directors of the Company reviewed non-employee director compensation and approved the following fees. These fees were recommended to the Board by the Corporate Governance Committee. Each non-employee director (1) will continue to receive a $60,000 annual retainer and $1,500 for each day on which one or more meetings are attended, and (2) will receive 3,000 restricted shares of Company Common Stock annually. Previously, non-employee directors received 2,500 restricted shares annually. The Board's decision to increase the size of the annual restricted stock award was based upon a review of peer company practices. This change was effective as of January 1, 2006.

Additionally, the Chair of each of the Audit and Management Development and Compensation Committees will continue to receive a $15,000 annual retainer, and the Chair of each of the Corporate Governance and Public Issues Committees will receive a $10,000 annual retainer.

Board members continue to be required to comply with a Board guideline adopted on January 14, 2004 that each non-employee director acquire 10,000 shares of Company stock by at least the fifth anniversary of his or her election to the Board.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        H.J. HEINZ COMPANY


                                        By  /s/ Theodore N. Bobby
                                           ----------------------------------
                                           Theodore N. Bobby
                                           Senior Vice President and
                                           General Counsel


Dated: January 18, 2006